As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0430270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(408) 579-2800

(Address of principal executive offices) (Zip Code)

Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full title of the plan)

Katayoun (“Katy”) Motiey

Chief Legal, Administrative & Sustainability Officer and Corporate Secretary

Extreme Networks, Inc.
2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Name and address of agent for service)

(408) 579-2800

(Telephone number, including area code, of agent for service)

Copy to:

Tad Freese John C. Williams Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

In this Registration Statement, Extreme Networks, Inc. is sometimes referred to as “Registrant,” “we,” “us,” or “our.”

We filed with the Securities and Exchange Commission (the “SEC”) Registration Statements on Form S-8 (File Nos. 333-276074, 333-268818, 333-261350, 333-235541, 333-221876, 333-215648 and 333-192507) on December 15, 2023, December 15, 2022, November 24, 2021, December 17, 2019, December 1, 2017, January 20, 2017 and November 22, 2013, respectively, relating to shares of the Company’s Common Stock to be issued under our Amended and Restated 2013 Equity Incentive Plan (the “Incentive Plan”) and the contents of such Registration Statements on Form S-8 are incorporated by reference in this Registration Statement. We are hereby registering an additional 2,300,000 shares of Common Stock issuable under the Incentive Plan, none of which have been issued as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We are allowed to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on August 16, 2024;
(b)
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 27, 2024;
(c)
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 31, 2024;
(d)
Our Current Report on Form 8-K filed with the SEC on November 15, 2024; and
(e)
The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 5, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders, or document or current report furnished under any current or future items of Form 8-K (including current Items 2.02 and 7.01, and exhibits furnished on such form that relate to such items), in each case, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.
Incorporated by Reference
Exhibit Number	Description of Document	Form	Filing Date	Exhibit Number	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	11/18/2022	3.1

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	11/9/2023	3.1

4.3	Amended and Restated Bylaws.	8-K	6/9/2023	3.1

4.4	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.	10-K	8/24/2023	4.2

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on signature page hereto).				X

99.1#	Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan.				X

107	Calculation Filing Fee Table				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morrisville, North Carolina, on December 13, 2024.

EXTREME NETWORKS, INC.

By:	/s/ KEVIN RHODES
Name:	Kevin Rhodes
Title:	Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Edward B. Meyercord III, Kevin Rhodes and Katy Motiey as attorney-in-fact, each with full power of substitution and full power to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD B. MEYERCORD III Edward B. Meyercord III	President and Chief Executive Officer, Director (principal executive officer)	December 13, 2024

/s/ KEVIN RHODES Kevin Rhodes	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)	December 13, 2024

/s/ JOHN C. SHOEMAKER John C. Shoemaker	Director, Chairman of the Board	December 13, 2024

/s/ INGRID J. BURTON Ingrid J. Burton	Director	December 13, 2024

/s/ CHARLES P. CARINALLI Charles P. Carinalli	Director	December 13, 2024

/s/ KATHLEEN M. HOLMGREN Kathleen M. Holmgren	Director	December 13, 2024

/s/ EDWARD H. KENNEDY Edward H. Kennedy	Director	December 13, 2024

/s/ RAJ KHANNA Raj Khanna	Director	December 13, 2024